SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                     SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-IMAGISTICS INTL INC.
          GABELLI FOUNDATION
                      10/18/05           20,000-           42.0000
          GAMCO ASSET MANAGEMENT, INC.
                      10/18/05          128,200-           42.0000
                      10/14/05            3,000            41.8800
                      10/13/05            5,000            41.8600
                      10/10/05            5,000            41.7344
                      10/07/05           16,100            41.7670
	    MJG ASSOCIATES, INC.
	      GABELLI ASSOCIATES LTD
                      10/18/05            7,100            41.9500
                      10/18/05          123,000-           42.0000
                      10/07/05            2,500            41.8020
                      10/07/05              800-           41.9000
          	GABELLI FUND, LDC
                      10/18/05            3,000-           42.0000
	    GABELLI SECURITIES, INC.
          	GABELLI ASSOCIATES FUND II
                      10/18/05            5,000-           42.0000
            GABELLI ASSOCIATES FUND
                      10/18/05          114,300-           42.0000
          GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                      10/18/05           20,000-           42.0000
               GABELLI EQUITY INCOME
                      10/18/05           30,000-           42.0000
               GABELLI DIVIDEND & INCOME TRUST
                      10/18/05           25,000-           42.0000
                      10/13/05           25,000            41.8756
               GABELLI ASSET FUND
                      10/18/05          200,000-           42.0000
               GABELLI ABC FUND
                      10/18/05          150,000-           42.0000.

(1) THE TRANSACTIONS ON 10/18/05 WERE IN CONNECTION WITH THE MERGER AGREEMENT DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS OF THE TENDER OFFER, THE ISSUER'S SHAREHOLDERS RECEIVED $42.00 PER SHARE. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.